Exhibit 32.2
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with Amendment No. 1 to the Annual Report of CPG OpCo GP LLC ("the Company") on Form 10-K/A for the year ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nathaniel A. Brown, Controller and Principal Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Nathaniel A. Brown
Nathaniel A. Brown
Controller and Principal Financial Officer

Date: March 1, 2017